UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2010

General Steel Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33717	41-2079252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Room 2315, Kun Tai International Mansion Building, Yi No 12, Chaoyangmenwai Ave.,
Chaoyang District, Beijing 100020
 (Address of principal executive offices)

Registrant’s telephone number, including area code:
+ 86 (10) 58797346

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 13, 2010, General Steel Holdings, Inc. ("General Steel") entered into a Joint Venture Framework Agreement (the "Agreement") with Shanxi Meijin Energy Group Co., Ltd. (“Meijin Energy”), a corporation formed under the laws of the People's Republic of China.

Purpose

The purpose of the Agreement is to set forth the preliminary terms of an anticipated joint venture between General Steel and Meijin Energy.  General Steel and Meijin Energy intend to integrate and expand Shanxi Meijin Iron and Steel Co., Ltd, an existing limited liability company formed under the laws of the People's Republic of China ("Meijin Steel") and currently owned by Meijin Energy. Meijin Steel will be located at Xigaobai village, Dongyu town, Qingxu county, Shanxi province, People's Republic of China.

Definitive Agreement

The establishment of the joint venture is subject to the receipt and satisfactory review by General Steel of a written appraisal and related due diligence materials pertaining to Meijin Energy.    Following any such satisfactory review, General Steel and Meijin Energy will execute a definitive agreement (the “Definitive Agreement”) establishing the final terms to consummate and govern the joint venture, including the terms discussed below.

Capital Contributions and Ownership

As part of any consummation of the joint venture in accordance with the Definitive Agreement, General Steel will contribute RMB440 million (approximately $64,700,000) in cash or stock and shall thereafter hold a 55% interest in Meijin Steel.  Meijin Energy will contribute facilities, inventory, equipment and land usage rights with an aggregate value equal to RMB360 million (approximately $52,936,364) and shall thereafter retain a 45% interest in Meijin Steel.

Directors and Management

Meijin Steel will have five (5) directors of which three (3) will be appointed by General Steel and two (2) will be appointed by Meijin Energy. Meijin Steel will have a management office consisting of one general manager, one vice general manager and one chief financial officer. General Steel will appoint the chief financial officer.

Duration of Meijin Steel

The duration of Meijin Steel will be 30 years from the date a business license is granted and can be prolonged upon election of one party to the Agreement six months before the expiration date of the Agreement, subject to the approval by the Board of Directors of Meijin Steel.

Miscellaneous Provisions

In addition, the Agreement sets out various administrative provisions relating to the Agreement, including, but not limited to, labor management, taxes, foreign exchange control, disposal of assets upon liquidation, insurance, force majeure and amendment and termination of the Agreement.

The foregoing description of the Agreement is qualified in its entirety by the full text thereof attached hereto as Exhibit 10.1 and incorporated herein by reference.  In connection with the execution of the Agreement, General Steel issued the press release attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Document Description

10.1	Joint Venture Framework Agreement, dated May 13, 2010, by and between General Steel Holdings, Inc. and Shanxi Meijin Energy Group Co., Ltd.

99.1	Press release of General Steel Holdings, Inc. dated May 14, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

General Steel Holdings, Inc.

By:	/s/ Zuosheng Yu
Name:	Zuosheng Yu
Title:	Chairman and Chief Executive Officer

Dated: May 18, 2010